Exhibit 5.1

Direct line: +1 284 852 7309

Direct Email: michael.killourhy@ogier.com

11 July 2018

Greenland Acquisition Corporation

Suite 906, Tower W1

Oriental Plaza, No. 1 East Chang'an Street

Dongcheng District

Beijing

Peoples Republic of China

Dear Sirs

Greenland Acquisition Corporation (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-1, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement), related to: (i) the offering and sale (the Offering) of up to 4,600,000 units (including up to 600,000 units included in the over-allotment option (the Over-Allotment Option) granted to the Underwriters (as defined below)) (each a Unit and together the Units), with each Unit consisting of: one ordinary share of no par value in the Company (each a Share and together the Shares); one warrant, exercisable on the completion of an initial business combination by the Company or 12 months from the date of the prospectus in respect of the Offering, to purchase one half of one Share (each a Warrant and together the Warrants); and one right (each a Right and together the Rights) to receive one-tenth of a Share on the consummation of an initial business combination by the Company, to the underwriters of the Offering (the Underwriters) for whom Chardan Capital Markets, LLC (the Representative) is acting as representative; (ii) an option (the Unit Purchase Option) to be issued to the Representative pursuant to which the Representative will have the right to buy up to 240,000 Units (the Unit Purchase Option Units, which Units shall be identical to, and comprise the same Shares, Rights and Warrants as referred to above) commencing on the later of the completion of an initial business combination by the Company or six months from the date of the prospectus in respect of the Offering; and (iii) all Shares, Warrants and Rights issued as part of the Units and all Shares underlying those Warrants and Rights comprised in such Units (which together constitute all of the ordinary shares or rights to acquire the same in the Company being registered pursuant to the Registration Statement). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 9 July 2018;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 9 July 2018,

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(each of the searches in (b)(i) and (ii) together and including as both updated on 11 July 2018, the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 11 July 2018 (the Registered Agent’s Certificate);

(d)	written resolutions of the directors of the Company containing resolutions of the directors of the Company dated 28 March 2018, 5 April 2018, 6 June 2018, 29 June 2018 and 6 July 2018 approving, inter alia, the Registration Statement (Directors’ Resolutions); and

(e)	written resolutions of the shareholders of the Company containing resolutions of the sole shareholder of the Company dated 11 July 2018 adopting the Amended and Restated Memorandum and Articles of Association of the Company (the Shareholders' Resolutions and together with the Directors' Resolutions, the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied the Registered Agent's Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect;

(f)	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof; and

(g)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

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3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The Shares included in the Units to be offered and sold by the Company as contemplated by the Registration Statement (including those included or which may be included in the Unit Purchase Option Units) have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)	Any Shares which are to be issued pursuant to the Warrants (including those included or which may be included in the Unit Purchase Option Units), in each case when the Warrants are exercisable under the terms of the warrant agreement referred to within the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of the warrant agreement as referred to in the Registration Statement, and duly registered in the Company’s register of members, will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

(e)	Any Shares which are to be issued pursuant to the Rights (including those included or which may be included in the Unit Purchase Option Units), in each case when the rights are exchangeable under the terms of the rights agreement as described in the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of that same rights agreement, and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(f)	The performance of the Company's obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Amended and Restated Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(g)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry.

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(h)	On the basis of our searches conducted at the Registry of Corporate Affairs and the Court Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

[SGD OGIER]

Ogier

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